As filed with the Securities and Exchange Commission on July 30, 2001

                                                  Registration No. 333-57628-01
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                    ___________________________________

                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    ___________________________________

                              IMRGLOBAL CORP.

           (Exact name of registrant as specified in its charter)

          FLORIDA                                            59-2911475
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                         100 SOUTH MISSOURI AVENUE
                         CLEARWATER, FLORIDA 33756
                               (727) 467-8000

                     (Address of registrant's principal
                             executive offices)
                     __________________________________

             IMRGLOBAL CORP. 1999 EMPLOYEE STOCK INCENTIVE PLAN
                          (Full title of the plan)


                             DILIP PATEL, ESQ.
                VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                              IMRGLOBAL CORP.
                         100 SOUTH MISSOURI AVENUE
                         CLEARWATER, FLORIDA 33756
                               (727) 467-8000

         (Name, address, and telephone number of agent for service)

                       RECENT EVENTS: DEREGISTRATION

          This Post-Effective Amendment relates to 1,000,000 common shares of IMRglobal Corp. (the "Company") registered on Registration Statement on Form S-8 (registration number 333-57628) (the "Registration Statement") filed with the Securities and Exchange Commission on March 26, 2001.

          Pursuant to the Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Company, CGI Group, Inc. ("CGI") and CGI Florida Corporation, a wholly owned subsidiary of CGI ("Sub"), the following events (among others) occurred: (1) the Company was acquired by, and became a wholly-owned subsidiary of, CGI through the merger of Sub with and into the Company; (2) each common share of the Company outstanding immediately prior to the merger was converted into 1.5974 shares of Class A Subordinate Shares of CGI; and (3) outstanding options to purchase shares of Company common stock granted under its equity incentive plans were converted into options to purchase Class A Subordinate Shares of CGI.

          As a result of the merger, the Company has terminated all offerings of its common shares pursuant to its existing registration statements. The Company is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all of its common shares registered on the Registration Statement which remain unsold.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 27th day of July, 2001.

                                              IMRGLOBAL CORP.


                                                /s/ Paule Dore
                                              -------------------------------
                                              [Name]  Paule Dore
                                              [Title] Executive Vice-President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature                     Title                                                  Date
---------                     -----                                                  ----


                              Executive Chairman, President and                  July 27, 2001
 /s/ Serge Godin              Chief Executive Officer (principal
   ---------------------      executive officer and director)
Serge Godin



                              Executive Vice-President, Chief                    July 27, 2001
                              Financial Officer and Treasurer
/s/ Andre Imbeau              (principal financial officer, principal
   ---------------------      accounting officer and director)
Andre Imbeau


 /s/ Paule Dore               Executive Vice-President (director)                July 27, 2001
   ---------------------
Paule Dore
